Exhibit 5 Financial Data Schedule


This schedule contains summary financial information extracted from the Statement of Financial Condition at June 30, 2000 and the Consolidated Statement of Income for the months ended June 30, 2000 and is qualified in its entirety by reference to such financial statements.


FISCAL - YEAR - END  JUNE 30 2000
PERIOD - END         JUNE 30 2000
CASH                 $1870
SECURITIES               0
RECEIVABLES             51
ALLOWANCES               0
INVENTORY PURCHASE DEPOSITS  10,418
TOTAL CURRENT ASSETS         12,339
TOTAL ASSETS                 12,339
CURRENT LIABILITIES           6,394
LONG TERM LIABILITES          5,527
SE                              418
TOTAL-LIABILITY-AND-EQUITY   12,339
SALES                        22,751
EXPENSES                     60,761
INCOME                      (51,282)
EPS                         (.0025)



Exhibit 5 Financial Data Schedule


This schedule contains summary financial information extracted from the Statement of Financial Condition at September 30, 2000 and the Consolidated Statement of Income for the months ended September 30, 2000 and is qualified in its entirety by reference to such financial statements.


FISCAL - YEAR - END  JUNE 30 2001
PERIOD - END         SEPT 30 2000
CASH                           $560
SECURITIES                        0
RECEIVABLES                     976
ALLOWANCES                        0
INVENTORY PURCHASE DEPOSITS  10,418
TOTAL CURRENT ASSETS         11,954
TOTAL ASSETS                 11,954
CURRENT LIABILITIES           5,173
LONG TERM LIABILITES              0
SE                             6781
TOTAL-LIABILITY-AND-EQUITY   11,954
SALES                         4336
EXPENSES                     17,999
INCOME                      (22,335)
EPS                         (.001)